Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2024 relating to the financial statements of NeueHealth, Inc. appearing in the Annual Report on Form 10-K of NeueHealth, Inc. for the year ended December 31, 2023.

Minneapolis, MN
May 16, 2024